Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 51	Trade Date: 7/21/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/24/2003

The date of this Pricing Supplement is July 21, 2003

CUSIP or Common Code:	41013MRU6	41013MRV4	41013MRW2	41013MRX0
Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,099,136.00	$245,520.00	$752,318.00	$572,866.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	7/15/2007	7/15/2008	7/15/2011	7/15/2011

Stated Annual Interest Rate:	2.350%	2.850%	Step: 2.900% through 7/14/2005, and 4.500% thereafter (unless called)	3.600%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	8/15/2003	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	7/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

1         For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 51	Trade Date: 7/21/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/24/2003

The date of this Pricing Supplement is July 21, 2003

CUSIP or Common Code:	41013MRY8	41013MRZ5	41013MSA9

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,269,665.00	$1,896,225.00	$14,822,845.00

Discounts and Commissions:	1.500%	1.750%	2.750%
Reallowance:	0.200%	0.275%	0.350%

Dealer:	98.800%	98.600%	97.600%

Maturity Date:	7/15/2013	7/15/2015	7/15/2028

Stated Annual Interest Rate:	4.150%	4.600%	5.350%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice,	7/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

2         For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.